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                                                                    EXHIBIT 99.1

                           DUNN COMPUTER CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 30, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints John D. Vazzana and Claudia N. Dunne and each of them as Proxies and authorizes them to represent and vote all the shares of common stock of Dunn Computer Corporation, a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 30, 1998 and at any adjournment thereof, as designated for the items set forth herein and in the Notice of Annual Meeting of Stockholders and the Proxy Statement/Prospectus dated April 6, 1998.

    IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 3 WHICH ARE DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED IN ITEM 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THIS TIME, MANAGEMENT KNOWS OF NO SUCH OTHER BUSINESS.

    The Board of Directors recommends a vote FOR the election of the Directors set forth below and FOR the proposals in Items 1 and 3.

1.  Proposal to approve the Merger Agreement
            / /  FOR            / /  AGAINST            / /  ABSTAIN
2.  Election of Directors
/ /  FOR all nominees listed below  / /  WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Thomas P. Dunne, John D. Vazzana, Claudia N. Dunne, VADM E.A.
          Burkhalter, Jr. USN (Ret.) and Daniel Sinnott

Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

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                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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                          (CONTINUED FROM OTHER SIDE)

3. Proposal to amend Dunn's 1997 Stock Option Plan and to adopt the Stock Option Plan that will, in the Merger, be the successor to Dunn's 1997 Stock Option Plan

            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                             Dated: ______________________, 1998
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                 Signature (if held jointly)

                                             IMPORTANT: Please date and sign
                                             exactly as the name appears herein
                                             and return this proxy in the
                                             enclosed envelope. Persons signing
                                             as executors, administrators,
                                             trustees, etc. should so indicate.
                                             If shares are held jointly, each
                                             joint owner should sign. In the
                                             case of a corporation or
                                             partnership, the full name of the
                                             organization should be used and the
                                             signature should be that of a duly
                                             authorized officer or partner.

     PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.